UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2021
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001685854
CFCRE 2016-C6 Mortgage Trust
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001515166
CCRE Commercial Mortgage Securities, L.P.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001558761
Cantor Commercial Real Estate Lending, L.P.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001238163
Société Générale
(Exact name of sponsor as specified in its charter)

New York	333-207567-03	38-4014697 38-4014698 38-7170462
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity)

(212) 915-1294
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.04 Failure to Make a Required Distribution.

The Certificate Administrator made distributions to the Certificateholders on the April 12, 2021 Distribution Date. On April 21, 2021, the Certificate Administrator was notified by the Master Servicer they needed to apply the payoff amount with respect to Loan ID 303161090.  As a result, the holders of the Class A-1 and Class A-2 Certificates did not receive their full required distributions on the Distribution Date. This resulted in a revision to the April 12, 2021 distribution to the holders of the Class A-1 and A-2 Certificates in the amounts of $1,105,566.64 and $9,208,943.78, respectively and the Certificate Administrator sent payments to such holders on April 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCRE Commercial Mortgage Securities, L.P.
(Depositor)

/s/ Gary Stellato
Gary Stellato, Secretary

Date:  April 27, 2021